EXHIBIT 11.1


                                 WORLDTEX, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                 (Dollars in thousands except per share amounts)

                                                       Three Months Ended
                                                            March 31,
                                                      1997            1996
                                                      ----            ----

Net income                                        $    2,666            2,700
                                                  ==========        =========
Shares:
Weighted average number of shares outstanding     14,404,410       14,475,571
Assumed exercise of options                          526,071           71,986
                                                  ----------       ----------

Total average number of common and common
 equivalent shares used for primary computation   14,930,481       14,547,557
                                                  ==========       ==========

Primary earnings per share 1                      $      .18              .19
                                                  ==========       ==========
Shares:
Weighted average number of shares outstanding     14,404,410       14,475,571
Assumed exercise of options                          526,071           71,986
                                                  ----------       ----------

Total average number of common and common
 equivalent shares used for fully diluted
 computation                                      14,930,481       14,547,557
                                                  ==========       ==========

Fully diluted earnings per share 2                $      .18              .19
                                                  ==========       ==========
--------

1. Earnings per share are calculated based upon the weighted average number of common shares outstanding and common equivalent shares during the year.

2. Fully diluted earnings per share calculations result in less than 3% reduction and are accordingly not considered as dilution in the financial statements.